CORPORATE MASTER APPLICATION

☐ **Nationwide Life Insurance Company**
☐ **Nationwide Life and Annuity Insurance Company**

Corporate Insurance Market
One Nationwide Plaza
Columbus, Ohio 43215-2220

No.

Owner and Employer Information:

1a. Corporation Name

Any Corporation

b. Corporate Tax I.D.

00-00000

c. Corporation Address (No., Street, City, State & Zip Code)

One Any Street, Any City, Any State 00000-0000

2a. Owner: The Corporation shall be the Owner unless otherwise specified.

b. Address of Owner if other than Corporation

3. Beneficiary: The Corporation shall be sole beneficiary unless otherwise specified.

4. Name and Address for Mail (No., Street, City, State & Zip Code): Correspondence/Statements/Notices/Confirmations

Policy Information:

5a. Product Name:____

5b. Death Benefit Option
- ☐ Option 1 Death Benefit equals Specified Amount
- ☐ Option 2 Death Benefit equals Specified Amount plus Cash Value
- ☐ Option 3 Death Benefit equals Specified Amount plus Accumulated Premiums (Initial election of Option 3 is irrevocable)

(If no option is selected, Option 1 is elected)

5c. Additional Protection Rider: ☐ Yes ☐ No

Other:____

5d. Premium Test:
- ☐ Guideline Premium Test
- ☐ Cash Value Accumulation Test

6. Planned Premiums Payment Period: Number of Years________________

7. Optional Benefit Riders: ☐ Change of Insured Rider ☐ Other________________________

8. Planned Premium: *(check one only)*

☐ Annual	$________________	☐ Other	$________________
☐ Semi-Annual	$________________	☐ Modified Single Premium	$________________
☐ Quarterly	$________________	☐ MEC ☐ Non-MEC	

9. Will this insurance applied for replace or cause a change in, or involve a loan under, on any life insurance proposed here or any life insurance or annuity policy owned by the Owner? ☐ Yes ☒ No

If "yes", give name, date, company and details.____

Insurance under this application to be applied for in accordance with the insurance schedule and request for consent to insurance forms.

10. Special Policy Date Requested

Mo. Day Yr.

11. Additional Instructions

12. Correction and amendments by Home Office

For all future additions, the originally completed Master Application will remain in effect for one (1) year, and all new policies will be issued with a current specified date.

(Must be completed by Owner)

☐ Taxpayer Identification Number of the Owner 00 - 00000	☐ Partnership ☐ Trustee ☒ Corporation ☐ Other -

TAXPAYER IDENTIFICATION NUMBER **Certification—Under penalties of perjury,** I certify that the number shown above is my correct Taxpayer Identification Number (or am waiting for a number to be issued to me). Under the Interest and Dividend Compliance Act of 1983, persons owning insurance policies are required to provide the Company with certification that their taxpayer identification number is correct. If you do not provide us with certification of this number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, we will be required to withhold a percentage (the current rate based on IRS rulings) from interest and other payments we make to you (known as backup withholding). It is not an additional tax, since the amount withheld will be applied against the tax you owe. If withholding results in an overpayment of taxes, a refund may be obtained.

☐ Check this box if the Internal Revenue Service has notified you that you are not subject to the provisions of this law.

Otherwise, your signature on this application is certification that the taxpayer identification number on this application is true, correct, and complete.

I (We) understand that the death benefit under a variable life insurance policy may increase or decrease, depending on the investment return of the subaccount(s) I (we) select. Regardless of investment return, the death benefit can never be less than the specified amount, as long as the policy is in force. The contract value may increase or decrease on any day, depending on the investment return for the policy. No minimum contract value is guaranteed.

I (We) have read the above questions and answers and declare that they are complete and true to the best of my (our) knowledge and belief. I (We) agree that this Corporate Master Application and Employee consent to insurance and the insurance schedule shall form a part of any Policy issued. I (We) also agree that no Agent/Representative of the Company shall: have the authority to waive a complete answer to any question in this Application; transfer insurability; make or alter any contract; or, waive any of the Company's other rights or requirements. I (We) further agree that no insurance shall take effect unless and until the Policy has been delivered to and accepted by me (us); and, the initial premium is paid during the lifetime and prior to any change in insurability of the Proposed Insureds.

Changes or corrections made by the Company and noted in Item 12 above are ratified by the Owner upon acceptance of a contract containing this Application with the noted changes or corrections. In those states where written consent is required by statute or State Insurance Department regulation, amendments as to plan, amount, age at issue, classification, or benefits will be made only with the Owner's written consent.

Dated at Any City, Any State (City and State) on September 1 (Month Day), 2000 (Year)

Any Representative
Signature of Registered Representative

Any Owner
Signature of Applicant/Owner/Authorized Officer

Any Representative
Print Name of Registered Representative

Any Owner, President
Print Name and Title of Authorized Officer

List Individuals authorized to sign on behalf of the Owner.

Print Name Any Owner	Print Name
Title President	Title
Signature *Any Owner*	Signature